Exhibit 10.61

AMENDMENT No. 1

TO THE EMPLOYMENT AGREEMENT

This Amendment No. 1 (“Amendment”) to the Employment Agreement dated November 18, 2021 (the ”Agreement”) is made and entered into as of June 9, 2022 and effective as of June 1, 2022, by and between La Rosa Holdings Corp., a Nevada corporation (the "Company"), and Mark Gracy, an individual ("Executive"). Each of the Company and Executive is a “Party” to this Amendment and the Company and Executive, collectively, the “Parties” hereto.

RECITALS

WHEREAS, the Company and the Executive entered into the Agreement on November 18, 2021.

WHEREAS, the Company and the Executive desire to amend the Agreement to set forth additional terms, conditions and obligations of the Parties with respect to the Executive’s employment in the Company.

NOW, THEREFORE, for and in consideration of the promises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

1.	Section 4(a) of the Agreement is hereby deleted in its entirety, and in its place the following is inserted:

“Salary. During the Term of this Agreement, the Company agrees to pay the Executive an annual salary of $249,000.00 (the “Salary”). The Salary shall increase to the greater of: (i) automatically, after the closing date of the Company’s initial public offering, to the base salary being paid to the highest paid “C” level executive of the Company other than the Chief Executive Officer, or (ii) the base salary approved by the Board of Directors or its Compensation Committee (if such Committee has the power to set salaries without the need for Board approval) on the second anniversary of the Effective Date and on each subsequent anniversary, without the need for action by either party hereto. The Salary shall be payable in accordance with the Company's regular payroll schedule and will be subject to payroll taxes and other customary payroll deductions.”

2.	Except as set forth above, all of the terms, conditions and provisions of the Agreement shall be and remain in full force and effect. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement. This Amendment shall be effective on the date set forth above.

[SIGNATURE PAGE TO THE AMENDMENT FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed on the date first written above.

“COMPANY”
LA ROSA HOLDINGS CORP.

/s/ Joseph La Rosa
Signature

Joseph La Rosa
Print Name

Chief Executive Officer
Title

“EXECUTIVE”
MARK GRACY

/s/ Mark Gracy
Executive’s Signature